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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 31, 2003
Date of report (Date of earliest event reported)

Valentis, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22987	94-3156660
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
863A Mitten Road, Burlingame, California 94010 (Address of principal executive offices) (Zip Code)
(650) 697-1900 (Registrant's telephone number, including area code)

Item 5.    Other Events.

        On January 31, 2003, the Company announced that its Common Stock will begin trading on The Nasdaq SmallCap Market effective as of the opening of business on January 31, 2003, pursuant to an exception. A copy of the Company's press release regarding this announcement is set forth in Exhibit 99.1 attached hereto and incorporated herein by reference.

Item 7.    Exhibits.

  99.1
  Text of Press Release, dated January 31, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2003

VALENTIS, INC.
By:	/s/ BENJAMIN F. MCGRAW III, PHARM. D. Benjamin F. McGraw III, Pharm. D. President and Chief Executive Officer

EXHIBIT INDEX

99.1
Text of Press Release, dated January 31, 2003.

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